SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 8, 2002

SAXON ASSET SECURITIES COMPANY (as Depositor under the Pooling and Servicing Agreement, dated as of November 1, 2002, providing for the issuance of Mortgage Loan Asset Backed Certificates, Series 2002-3)

         Saxon Asset Securities Company

(Exact Name of Registrant as Specified in its Charter)

Virginia	333-67170	52-1865887
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Cox Road Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (804) 967-7400

                   No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

The Registrant registered issuances of Mortgage Loan Asset Backed Certificates, Series 2002-3 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by Registration Statements on Form S-3 (Registration File No. 333-67170) (together, the "Registration Statement").  Pursuant to the Registration Statement, the Registrant issued $1,000,000,000 in aggregate principal amount of Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV, Class A-IO, Class M-1, Class M-2 and Class B Certificates of its Mortgage Loan Asset Backed Certificates, Series 2002-3 on November 8, 2002.  This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus dated October 30, 2002, as supplemented by the Prospectus Supplement dated September 25, 2001 (the "Prospectus Supplement"), to file a copy of the Pooling and Servicing Agreement (as defined below) and other operative agreements executed in connection with the issuance of the Certificates, a form of which was filed as an exhibit to the Registration Statement.

Saxon Asset Securities Company, as Depositor, Saxon Mortgage, Inc., as Master Servicer, Saxon Mortgage Services, Inc., as Servicer and Deutsche Bank Trust Company Americas, as Trustee, entered into a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), attached hereto as Exhibit 4.1, dated as of  November 1, 2002, among the Depositor, the Master Servicer, the Servicer and the Trustee.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Pooling and Servicing Agreement.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

4.1

Pooling and Servicing Agreement, dated as of November 1, 2002, among Saxon Asset Securities Company, as depositor, Saxon Mortgage, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer and Deutsche Bank Trust Company Americas, as trustee

SIGNATURES

Pursuant to the  requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON ASSET SECURITIES COMPANY

By:  /s/ Ernest G. Bretana

Name: Ernest G. Bretana

Title:   Vice President

Dated:  November 27, 2002

EXHIBIT INDEX

Exhibit No.	Description	Page No.

4.1

Pooling and Servicing Agreement, dated as of November 1, 2002, among Saxon Asset Securities Company, as depositor, Saxon Mortgage, Inc., as master servicer, Saxon Mortgage Services, Inc., as servicer and Deutsche Bank Trust Company Americas, as trustee.